UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2012

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Information regarding changes in roles and responsibilities of Eric Ford and Charles L. Meintjes is incorporated herein by reference from Item 5.02(c) below.

(c) On October 23, 2012, Peabody Energy Corporation ("Peabody") announced leadership changes within the business units to further strengthen Peabody’s global operating platform. Peabody has named Eric Ford as Chairman of Peabody’s Australia Business Unit, Charles L. Meintjes as President – Australia and Kemal Williamson as President – Americas. Mr. Ford currently serves as President – Australia and Mr. Meintjes currently serves as Acting President – Americas. All changes are effective November 15, 2012.

In his new role as Chairman of Peabody’s Australia Business Unit, Mr. Ford will oversee strategic direction, operational and commercial strategy and performance, and external stakeholder interaction. Mr. Ford, age 58, joined Peabody in March 2007 as Executive Vice President and Chief Operating Officer, and served in that position until he was named President – Australia in March 2012. He has over 40 years of extensive international management, operating and engineering experience. Mr. Ford serves on the board of directors of Compass Minerals International, Inc.

In his new role as President – Australia, Mr. Meintjes will lead business unit teams that manage all aspects of the Australia operating platform with responsibility for health and safety, operations, sales and marketing, product delivery and support functions. Mr. Meintjes, age 49, has extensive operational, strategy, continuous improvement and information technology experience with mining companies on three continents. He joined Peabody in 2007, and most recently served as Acting President – Americas and Group Executive of Operations for the Midwest and Colorado. Other past positions with Peabody include Senior Vice President of Operations Improvement and Senior Vice President Engineering and Continuous Improvement.

In his new role as President – Americas, Mr. Williamson will lead business unit teams that manage all aspects of the Americas operating platform with responsibility for health and safety, operations, sales and marketing, product delivery and support functions. Mr. Williamson, age 53, brings more than 30 years experience in mining engineering and operations roles across North America and Australia. He joined Peabody in 2000, and most recently was Group Executive Operations for the Peabody Energy Australia operations. Other past positions with Peabody include Group Executive – Powder River Basin Operations, Group Executive – Midwest Operations, and Director – Land Management.

Peabody intends to enter into amended employment agreements with Messrs. Meintjes and Williamson on or about November 15, 2012, and will file an amendment to this Current Report on Form 8-K to provide a brief description of those agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 26, 2012	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary